CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 20, 1999, included in the Federal Agricultural Mortgage Corporation's Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.



                                                             Arthur Andersen LLP

September 28, 1999
Vienna, Virginia